Exhibit 99.2

Dear Valued Customer:

I am pleased to inform you of an investment opportunity and to request your vote. Lake Shore Savings is reorganizing into the mutual holding company corporate structure, pursuant to our plan of reorganization. To facilitate the reorganization, we will change our corporate charter to a federal stock savings bank charter. In connection with the reorganization, we are forming Lake Shore Bancorp, Inc., which is now conducting an initial public stock offering. As a result of the corporate reorganization and related offering, Lake Shore Bancorp, Inc. will become partially owned by investors, while a majority of its common stock will be owned by a mutual holding company that we are forming. Also pursuant to the reorganization, we are forming a non-profit charitable foundation to be funded with shares of Lake Shore Bancorp, Inc. common stock.

As an eligible Lake Shore Savings depositor as of June 30, 2004, December 31, 2005 or [voting record date] you have an opportunity, without any obligation, to subscribe for shares of Lake Shore Bancorp, Inc. common stock, before shares are offered for sale to the public. The common stock is being offered at $10.00 per share, and no commission will be charged to investors during the offering.

THE PROXY VOTE    We have received conditional regulatory approval to implement the reorganization, as described in the enclosed Proxy Statement. We must also receive the approval of our depositors for three proposals – the plan of reorganization, establishment of the charitable foundation and the change to our corporate charter. YOUR PROMPT VOTE ON THE PROPOSALS IS VERY IMPORTANT. Please vote and sign the enclosed proxy card(s), and return the card(s) to us promptly, using the Proxy Reply Envelope provided. You may receive more than one proxy card, depending on the ownership structure of your accounts at Lake Shore Savings. There are no duplicate proxy cards. NOT RETURNING PROXY CARDS HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSALS. Our Board of Directors urges you to vote “FOR” each proposal. Please note that:

•	The reorganization is an internal corporate restructuring meant to provide flexibility to better achieve future business goals.

•	Our business focus will not change. Lake Shore Savings will continue to operate as an independent, community-oriented bank.

•	Deposit accounts will remain insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. Like all common stock, the common stock offered for sale cannot be insured.

•	The reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services, with the same Board of Directors and staff.

THE STOCK OFFERING    Before making an investment decision, please review the enclosed Prospectus, including the section entitled “Risk Factors.” If you are interested in purchasing shares of Lake Shore Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Payment may be in the form of check, money order or authorization to withdraw funds (without early withdrawal penalty) from certain types of Lake Shore Savings deposit account(s). Stock Order Forms, properly executed and with full payment, must be received (not postmarked) no later than 11:00 a.m. Eastern Time, on             , 2006.

After the offering concludes, the common stock will trade on the Nasdaq National Market, under the symbol “LSBK.”

If you have questions about the offering or voting, refer to the Prospectus and the Proxy Statement, respectively, or call our Stock Information Center at the number shown below.

Sincerely,

David C. Mancuso

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center toll-free at (800) 806-8430,

from 10:00 a.m. to 4:00 p.m. Eastern Time, Monday through Friday, except bank holidays

M

Dear Friend:

I am pleased to inform you of an investment opportunity. Lake Shore Bancorp, Inc., the newly formed stock holding company of Lake Shore Savings, is conducting an initial public stock offering. As a result the offering, Lake Shore Bancorp, Inc. will become partially owned by investors, while a majority of its common stock will be owned by a mutual holding company that we are forming as part of our plan of reorganization. Also in connection with the reorganization, we are forming a non-profit charitable foundation to be funded with shares of Lake Shore Bancorp, Inc. common stock. After the reorganization and related offering, we will continue to operate as an independent, community-oriented bank.

As an eligible Lake Shore Savings depositor as of June 30, 2004 or December 31, 2005, whose account has been closed, you have an opportunity, without any obligation, to subscribe for shares of common stock, before shares are offered for sale to the public. The common stock is being offered at $10.00 per share, and no commission will be charged to investors during the offering.

Before making an investment decision, please review the enclosed Prospectus, including the section entitled “Risk Factors.” If you are interested in purchasing shares of Lake Shore Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) no later than 11:00 a.m. Eastern Time, on             , 2006.

After the offering concludes, the common stock will trade on the Nasdaq National Market, under the symbol “LSBK.”

If you have questions regarding the offering, please refer to the Prospectus or call our Stock Information Center at the number shown below.

Sincerely,

David C. Mancuso

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center toll-free at (800) 806-8430,

from 10:00 a.m. to 4:00 p.m. Eastern Time, Monday through Friday, except bank holidays

F

Dear Friend:

I am pleased to inform you of an investment opportunity. Lake Shore Bancorp, Inc., the newly formed stock holding company of Lake Shore Savings, is conducting an initial public stock offering. As a result of the offering, Lake Shore Bancorp, Inc. will become partially owned by investors, while a majority of its common stock will be owned by a mutual holding company that we are forming as part of our plan of reorganization. Also in connection with the reorganization, we are forming a non-profit charitable foundation to be funded with shares of Lake Shore Bancorp, Inc. common stock. After the reorganization and related offering, we will continue to operate as an independent, community-oriented bank.

Before making an investment decision, please review the enclosed Prospectus, including the section entitled “Risk Factors.” The common stock is being offered at $10.00 per share, and no commission will be charged to investors during the offering. If you are interested in purchasing shares of Lake Shore Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) no later than 11:00 a.m. Eastern Time, on             , 2006.

After the offering concludes, the common stock will trade on the Nasdaq National Market, under the symbol “LSBK.”

If you have questions regarding the offering, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below.

Sincerely,

David C. Mancuso

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center toll-free at (800) 806-8430,

from 10:00 a.m. to 4:00 p.m. Eastern Time, Monday through Friday, except bank holidays

I

Dear Sir/Madam:

At the request of Lake Shore Bancorp, Inc., we are enclosing materials regarding the offering of Lake Shore Bancorp, Inc. common stock. We have included in the package a Prospectus describing the stock offering.

Ryan Beck & Co., Inc. has been retained by Lake Shore Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

D

You’re

Invited!

You are cordially invited to a Community Meeting to learn more about the offering of Lake Shore Bancorp, Inc. common stock and the business focus of Lake Shore Savings. Senior executives of Lake Shore Bancorp, Inc. will present information and answer your questions.

                         , 2006

7:00 p.m.

< Place >

< Address >

For reservations, call our Stock Information Center toll-free at (800) 806-8430, from

10:00 a.m. to 4:00 p.m. Eastern Time,

Monday through Friday, except bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

YOUR VOTE IS IMPORTANT TO US!

Please vote and return the enclosed

Proxy Card!

IF YOU HAVE NOT YET VOTED THE PROXY CARD(S) WE RECENTLY MAILED TO YOU, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD.

FOR YOUR CONVENIENCE, WE HAVE ENCLOSED A REPLY ENVELOPE.

Note that:

•	VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING OUR OFFERING.

•	THE PLAN OF REORGANIZATION CHANGES OUR CORPORATE FORM OF ORGANIZATION. IT WILL NOT RESULT IN CHANGES TO OUR STAFF OR YOUR ACCOUNT RELATIONSHIPS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FDIC – INSURED.

•	YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL LISTED ON YOUR PROXY CARD.

If you receive more than one of these reminder mailings, please vote each proxy card received. None are duplicates!

QUESTIONS?

Please call our Stock Information Center toll-free at (800) 806-8430,

Monday through Friday, from 10:00 a.m. to 4:00 p.m. Eastern Time,

except bank holidays

P1

R E M I N D E R

PLEASE VOTE AND RETURN THE ENCLOSED PROXY CARD!

If you are unsure whether you voted the Proxy Card(s)

we sent to you, please vote the enclosed

replacement Proxy Card.

Your vote cannot be counted twice!

YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” EACH

PROPOSAL LISTED ON YOUR PROXY CARD.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PROPOSALS.

Voting does not obligate you to purchase shares of common stock during our offering, nor does it affect your deposit accounts or loans.

If you receive more than one of these remainder mailings, please vote each proxy card received. None are duplicates!

THANK YOU!

Questions?

Please call our Stock Information Center toll-free at (800) 806-8430,

Monday through Friday, from 10:00 a.m. to 4:00 p.m. Eastern Time,

except bank holidays

P2